                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549
                                                           ----------------

                                                              FORM 8-A/A
                                                            AMENDMENT NO. 1

                                           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                                               PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                                                    SECURITIES EXCHANGE ACT OF 1934

                                             Navistar International Corporation
                                   ------------------------------------------------------
                                   (Exact name of registrant as specified in its charter)

            Delaware                                                       36-3359573
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(State of Incorporation or Organization)                        (IRS Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, IL                            60555
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(Address of principal executive offices)                                    (Zip Code)

If this form relates to the registration of a                   If this form relates to the
class of securities pursuant to Section 12(b)                   registration of a class of securities
of the Exchange Act and is effective pursuant                   pursuant to Section 12(g) of the
to General Instruction A.(c), please check the                  Exchange Act and is effective pursuant
following                                                       to General Instruction A.(d), please
box. :  [ X ]                                                   check the following
                                                                box. :   [  ]

Securities Act registration statement file number to which this form relates:__________

Securities to be registered pursuant to Section 12(b) of the Act:

                                                                            Name of Each Exchange
                  Title of Each Class                                      on Which Each Class is
                 to be so Registered                                          to be Registered
                ----------------------                                  ---------------------------
Preferred Stock Purchase Rights, with                                      New York Stock Exchange
respect to Common Stock, par value $.10 per                                Chicago Stock Exchange
share                                                                         Pacific Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                                                 None

         This Form 8-A/A is filed to supplement and amend the information set forth in the Registration Statement on Form 8-A filed by Navistar International Corporation on April 20, 1999.

Item 1. Description of Securities to be Registered

         On October 16, 2001, Navistar International Corporation (the "Company") announced the redemption of all the outstanding rights (the "Rights") to purchase Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company issued pursuant to the Rights Agreement, dated as of April 20, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as
successor rights agent to Harris Trust and Savings Bank.  One Right is attached to each outstanding share of the Company's common stock.  The redemption is effective as of October 16, 2001 (the "Redemption Date").  From and after the Redemption Date, holders of
Rights have no rights with respect thereto other than to receive the redemption payment of $0.01 per right.  The redemption payment will be mailed on November 15, 2001 to shareholders of record on October 26, 2001.  No Rights will be issued after the Redemption
Date.

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                                                               SIGNATURE
                                                               ---------

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            NAVISTAR INTERNATIONAL CORPORATION

Date: October 24, 2001                      By:  /s/ Mark T. Schwetschenau
                                                    ------------------------------
                                                     Mark T. Schwetschenau
                                                     Vice President and Controller

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